AMENDMENT No. 1
TO THE
SALES REPRESENTATIVE AGREEMENT

THIS AMENDMENT (the "Amendment") is made this 24 day of July 2001, by and between Heroon Laboratories Corporation, a Delaware corporation, with offices at 101 SINKING SPRINGS LN ("Company"), and Granard Pharmaceutical, LLP a ______ limited liability partnership, with offices at 701 A BROOKLYN BLVD SEA GIRT, NJ 08750 ("Sales Representative"), with reference to the following facts:

WHEREAS, pursuant to the provisions and conditions of that certain Sales Representative Agreement (the "Rep Agreement"), dated July 25, 2000, entered into by and between Company and Sales Representative, Company retained Sales Representative to act as Company's sales representative, on a non-exclusive basis, for the solicitation of orders for Company's Products to any class of customers selected by Company within the Territory;

WHEREAS, among other things, said Rep Agreement provided for the payment by Company to Sales Representative of a certain sales commission for the amounts invoiced by Company for Products sold by Sales Representative to Customers, whether such sale was directly to Customers or to Customers with whom Sales Representative had Prior Contact; and

WHEREAS, Company and Sales Representative desire to amend their understanding with respect to the Rep Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1 INTERPRETATION.

1.1 Capitalized Terms. All capitalized terms in this Amendment shall have the same meaning ascribed thereto in the Rep Agreement, attached hereto as "Exhibit A," unless clearly defined otherwise herein.

1.2 Integration and Inclusion. This Amendment and the Rep Agreement constitute the entire agreement between the parties with reference to the subject matter hereof and supercede all prior negotiations, understandings, representations and agreements, if any. Each party acknowledges that it is entering into this Amendment as a result of its own independent investigation and not as a result of any representations of the other party not contained herein. All provisions and conditions of

the Rep Agreement not specifically referenced herein shall be deemed to be integrated and included herein and vice versa.

1.3 Supersession. Unless otherwise provided for by the relevant language of this Amendment, in the event of any conflict between the provisions of this Amendment regarding the specific subject matter contained herein and the provisions of the Rep Agreement, said provisions of this Amendment shall be controlling.

Section 2 **TERM**

2.1 Term and Renewal. Unless sooner terminated in accordance with the relevant provisions of the Rep Agreement, the term of this Amendment shall commence as of the date hereof and shall continue in full force and effect until July 25, 2005 (the "Amended Term"); provided, however, that at the expiration of the Amended Term and each renewal term hereof, this Amendment shall be renewed for successive additional periods of three (3) years, unless either party shall have delivered to the other notice of its intention not to renew at least ten (10) days prior to the expiration of the then current term hereof.

Section 3 **TERRITORY**

3.1 For the purpose of this Amendment, the term "Territory" shall be limited to the United States of America and Puerto Rico; provided, however, that, solely for the purpose of sales of the Products to Ranbaxy Pharmaceuticals Inc. ("Ranbaxy"), the Sales Representative shall also be allowed to sell the Products beyond the Territory (the "Expanded Territory").

Section 4 **COMMISSION**

4.1 Sales Commission.

(a) Notwithstanding the sales commission amount provided for in Section 5.1(a) of the Rep Agreement, Sales Representative shall, for continued service in the marketing and selling of the Products, be entitled to receive a sales commission in the fixed amount of: (i) two and one half (2.5%) percent of all amounts invoiced by the Company for Product sold to Ranbaxy within the Territory; and (ii) one (1%) percent of all amounts invoiced by the Company for Product sold to Ranbaxy within the Extended Territory (collectively, the "Ranbaxy Sales Payment").

(b) Any Ranbaxy Sales Payment shall be in lieu of, and shall not be considered in addition to, the sales commission, if any, which would have arisen, pursuant to the Rep Agreement, as a result of Product sales to Ranbaxy.

(c) No commission or payment shall become due and payable to Sales Representative unless the sales to Ranbaxy or to other Customers are concluded before the final expiration of the Term. Any commission or payment to Sales Representative arising from any sale shall be due at the time of, and in proportion to, receipt of payment by Company from Customer for such sale. Sales Representative shall be responsible for the payment of any sales, excise, withholding, income or any other tax arising out of Company's payment of any sales commission. Company may retain any tax withholding from the sales commission prior to payment thereof.

Section 5 MISCELLANEOUS

5.1 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

HERCON LABORATORIES CORPORATION

By: [signature]
Murray Lieber
VP Marketing

GRANARD PHARMACEUTICAL, LLP

By: [signature]
(Name) Matthew J. Ragan
(Position) Vice President

EXHIBITS:
"Exhibit A" – Rep Agreement